UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549


                                 FORM 8-K
                              CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D)
                  OF THE SECURITIES EXCHANGE ACT OF 1934


             DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                             OCTOBER 22, 1997


                        F & M NATIONAL CORPORATION
          (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                 VIRGINIA
              (STATE OR OTHER JURISDICTION OF INCORPORATION)

                                 000-05929
                         (COMMISSION FILE NUMBER)

                                54-0857462
                           (IRS EMPLOYER NUMBER)

               38 ROUSS AVENUE, WINCHESTER, VIRGINIA  22604
        (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)

            REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:
                               540-665-4200


                                 NO CHANGE
       (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

                                 FORM 8-K
                        F & M National Corporation
                           Winchester, Virginia


ITEM 5. OTHER EVENTS.

Jack R. Huyett, President and Chief Administrative Officer of F&M National Corporation, has announced his retirement effective December 31, 1997. Mr. Huyett was elected to his position in 1992. He previously served as President of F&M Bank-Blakeley, formerly Blakeley Bank and Trust Company, Ranson, West Virginia, since 1967, and is completing 38 years of banking.

W. M. Feltner, Chairman and Chief Executive Officer of F&M National Corporation, has announced that effective January 1, 1998, Alfred B. Whitt will become Vice Chairman, President, and Chief Financial Officer of F&M National Corporation. Charles E. Curtis will become Vice Chairman and Chief Administrative Officer. Mr. Whitt and Mr. Curtis will also serve as Vice Chairmen of F&M Bank-Winchester, F&M's lead bank.

Mr. Whitt previously served as Senior Vice President, Senior Financial Officer and Secretary of F&M. He joined F&M in 1980 when it acquired F&M Bank-Massanutten where Mr. Whitt was an organizing director and that bank's first President.

Mr. Curtis joined F&M in 1996 when it acquired F&M Bank-Northern Virginia, previously Fairfax Bank and Trust. Mr. Curtis has been in banking for 37 years, and is President and CEO of F&M's Northern Virginia region. Mr. Curtis was an organizing director and has served as President of the Fairfax bank since 1984.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         None


Pursuant to the filing requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F & M NATIONAL CORPORATION



/s/
By: Alfred B. Whitt, Senior Vice President and Secretary


DATE:  October 23, 1997